UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 5, 2015

THE JOINT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 5, 2015, the Company completed its repurchase of six franchises in Orange County, California (the “Repurchase Transaction”).

The Repurchase Transaction was accomplished pursuant to an Asset and Franchise Purchase Agreement (the “Purchase Agreement”) among the Company, Clear Path Ventures, Inc., a California corporation (“Clear Path”), Carol Warren (“Warren”), and Jodi Wolf (“Wolf” and together with Wolf, the “Shareholders”). The transaction involved the repurchase of three operating franchises and three undeveloped franchises from the Seller and Shareholders. The Company intends to operate the three operating franchises to manage three Joint clinics as Company-owned franchises.

The total consideration for the Repurchase Transaction was $585,000, $ 510,000 of which was funded from the proceeds of the Company’s recent initial public offering (IPO), and $75,000 of which was funded with a promissory note.

The foregoing description of the Repurchase Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

The financial information required by this item, if any, with respect to the Transactions will be filed as soon as practicable and in any event within the timeframe required by Form 8-K.

(b)  Pro Forma Financial Information

The pro forma financial information required by this item, if any, with respect to the Transactions will be filed as soon as practicable and in any event within the timeframe required by Form 8-K.

(c) Exhibits

Exhibit Number	Description

2.1	Asset and Franchise Purchase Agreement dated as of June 5, 2015, by and among The Joint Corp., a Delaware corporation, ”), Clear Path Ventures, Inc., a California corporation, Carol Warren, and Jodi Wolf.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2015.

The Joint Corp.

By	/s/ John B. Richards
John B. Richards
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset and Franchise Purchase Agreement dated as of June 5, 2015, by and among The Joint Corp., a Delaware corporation, ”), Clear Path Ventures, Inc., a California corporation, Carol Warren, and Jodi Wolf.

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